                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         PHILLIPS-VAN HEUSEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

--------------------------------------------------------------------------------

                         PHILLIPS-VAN HEUSEN CORPORATION

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

     The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Elebash Recital Hall, First Floor, New York, New York, on Tuesday, June 15, 2004, at 10:00 a.m., for the following purposes:

     (1) to elect nine directors of the Company to serve for a term of one year;

     (2) to consider and act upon a proposal to approve an amendment to increase the maximum annual grant under the Company's 2003 Stock Option Plan;

     (3) to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

     (4) to consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on April 20, 2004 are entitled to vote at the meeting.

     Attendance at the meeting will be limited to holders of record of the Company's Common Stock and its Series B Convertible Preferred Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID to be admitted to the meeting.

     You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.


                                             By order of the Board of Directors,


                                             MARK D. FISCHER
                                             Secretary
New York, New York
April 30, 2004






--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                         PHILLIPS-VAN HEUSEN CORPORATION

                                 ---------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 15, 2004

                                 ---------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, First Floor, New York, New York, on Tuesday, June 15, 2004, at 10:00 a.m., and at any adjournments thereof.

     The principal executive offices of the Company are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was April 30, 2004.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under existing New York Stock Exchange rules, brokers do not have discretionary voting power with respect to the proposal to approve the amendment to the Company's 2003 Stock Option Plan (the "2003 Option Plan").

     Common stockholders of record at the close of business on April 20, 2004 will be entitled to one vote for each share of the Company's Common Stock (the "Common Stock") then held. There were outstanding on such date 30,761,643 shares of Common Stock. Holders of record of the Company's Series B Convertible Preferred Stock (the "Series B Stock") at the close of business on April 14, 2003 will be entitled to one vote for each share of Common Stock into which their shares of Series B Stock are convertible as of the record date. As of such date, there were 10,000 shares of Series B Stock outstanding that were convertible into 18,910,436 shares of Common Stock. The Common Stock and the Series B Stock are the only outstanding classes of voting stock of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 20, 2004. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                                                                     AMOUNT
      NAME AND ADDRESS OF                                                         BENEFICIALLY     PERCENT OF
      BENEFICIAL OWNER                                                                OWNED          CLASS
      -------------------                                                         ------------     ----------

      Apax affiliates(1)........................................................   18,910,436         38.1

      Vaneton International, Inc.(2)............................................    4,481,101         14.6
        P.O. Box 3340
        Road Town
        Tortola, British Virgin Islands

      Earnest Partners, LLC(3)..................................................    2,347,415          7.6
        75 Fourteenth Street, Suite 2300
        Atlanta, Georgia 30309

      AXA(4)....................................................................    1,929,246          6.3

      Dimensional Fund Advisors Inc.(5).........................................    1,732,400          5.6
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401

-----------------------------

1 Apax Managers, Inc., 445 Park Avenue, New York, New York 10022, Apax Partners Europe Managers Limited, 15 Portland Place, London, England, W1B 1PT and Apax Europe V GP Co. Limited, 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands, may be deemed to own beneficially an aggregate of 18,910,436 shares (38.1%) of the outstanding Common Stock (the "Apax shares"). The Apax shares consist solely of the shares of Common Stock issuable upon the conversion of shares of Series B Stock. Of the Apax shares, Apax Partners Europe Managers Limited and its affiliate Apax Europe V GP Co. Limited, may be deemed to own beneficially an aggregate of 14,624,071 shares (32.2%) of the outstanding Common Stock, issuable upon conversion of 7,733.3 shares of Series B Stock acquired by certain private equity funds. Apax Partners Europe Managers Limited is the discretionary investment manager and Apax Europe V GP Co. Limited is the general partner of the general partner of those funds. Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited have shared voting and dispositive power over such shares. Of the Apax shares, Apax Managers, Inc. may be deemed to own beneficially an aggregate of 4,286,365 shares (12.2%) of the outstanding Common Stock, issuable upon conversion of 2,266.7 shares of Series B Stock acquired by certain private equity funds. Apax Managers, Inc. is the general partner of the general partner of those funds. Information as to the shares of Common Stock beneficially owned by Apax Partners Europe Managers Limited, Apax Europe V GP Co. Limited and Apax Managers, Inc. (other than percentage ownership) is as of April 20, 2004, based upon a Schedule 13D dated February 21, 2003 and filed with the Securities and Exchange Commission (the "SEC") and the Company's records.

2 Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 4,481,101 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee (other than percentage ownership) is as of December 31, 2002, as set forth in a Schedule 13G dated February 28, 2003 and filed with the SEC.

3 Earnest Partners, LLC, a registered investment adviser, may be deemed to be the beneficial owner of 2,347,415 shares of Common Stock, including 1,804,430 shares with respect to which it has sole voting power, 369,885 shares with respect to which it has shared voting power and as to all 2,347,415 of which it has sole dispositive power. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Earnest Partners, LLC is as of December 31, 2003, as set forth in a
     Schedule 13D dated February 11, 2004 and filed with the SEC.


                                          (Footnotes continue on following page)

(Footnotes continued from previous page)


4 AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, both of 370 Rue Saint Honore, 75001 Paris, France, together with AXA Courtage Assurance Mutuelle, 26 Rue Louis le Grand, 75002 Paris, France (collectively, "Mutuelles AXA"), control AXA, 25 Avenue Mignon, 75008 Paris, France. AXA owns AXA Rosenberg Investment Management, LLC ("AXA Rosenberg") and AXA Financial, Inc. ("AXA Financial"), 1290 Avenue of the Americas, New York, New York 10104. AXA Financial owns Alliance Capital Management L.P. ("Alliance Capital"), a registered investment adviser. AXA Rosenberg may be deemed to have sole voting power over 795,600 shares of Common Stock and shared dispositive power over 934,900 shares of Common Stock. Alliance Capital may be deemed to have sole voting power over 908,014 shares of Common Stock, shared voting power over 8,900 shares of Common Stock and sole dispositive power over 994,346 shares of Common Stock. As the parent holding company of Alliance Capital, AXA Financial may be deemed to own the 994,346 shares of Common Stock owned beneficially by Alliance Capital. AXA, as parent holding company of AXA Financial and AXA Rosenberg, and Mutuelles AXA, as a group, acting as a parent holding company of AXA, may be deemed to own the 994,346 shares of Common Stock owned beneficially by Alliance Capital and the 934,900 shares owned beneficially by AXA Rosenberg. Information as to the shares of Common Stock that may be deemed to be owned beneficially by each of Mutuelles AXA, AXA and AXA Financial is as of December 31, 2003, as set forth in a Schedule 13G dated February 13, 2004 and filed with the SEC.

5 Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts are referred to as the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the Common Stock owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Dimensional (other than percentage ownership) is as of December 31, 2003, as set forth in a Schedule 13G dated February 6, 2004 and filed with the SEC.

     The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all of the directors, nominees for director and executive officers of the Company as a group as of April 20, 2004. Except as otherwise indicated below, each of the directors, nominees for director and executive officers has sole voting and investment power with respect to the shares listed as owned by him.



                                                                                    AMOUNT
                                                                                 BENEFICIALLY    PERCENT OF
     NAME                                                                          OWNED(1)        CLASS
     ----                                                                        -----------     ---------
     Emanuel Chirico(2)........................................................     232,839           *
     Edward H. Cohen...........................................................      41,698           *
     Francis K. Duane..........................................................     101,667           *
     Joseph B. Fuller..........................................................      39,885           *
     Joel H. Goldberg..........................................................      48,500           *
     Marc Grosman..............................................................      29,500           *
     Bruce J. Klatsky..........................................................     748,915          2.4
     David A. Landau(3)........................................................          --          --
     Harry N.S. Lee(4).........................................................      36,698           *
     Bruce Maggin..............................................................      65,642           *
     Henry Nasella(3)..........................................................          --          --
     Christian Nather(3).......................................................          --          --
     Allen E. Sirkin...........................................................     208,307           *
     Peter J. Solomon..........................................................      53,693           *
     Mark Weber................................................................     410,299          1.3
     All directors, nominees for director and executive officers as a group
     (16 persons)..............................................................   2,117,643          6.5


--------------------

*    Less than 1% of class.

1 The figures in the table are based upon information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held for the executive officers in the Master Trust for

                                          (Footnotes continue on following page)

(Footnotes continued from previous page)


     the PVH Stock Fund. The PVH Stock Fund is one of the investment options under the Company's Associates Investment Plans (the "AIPs"), which are employee benefit plans under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. Participants in the AIPs who make investments in the PVH Stock Fund may direct the vote of shares of Common Stock held in the Master Trust for the PVH Stock Fund only with respect to tender or exchange offers subject to Section 13(e) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and matters which, if approved or disapproved, would result in a change in control of the Company (as defined in the AIPs). The committee that administers the AIP (the "AIP Committee") has the right to vote such shares for all other matters. These participants also have the right, subject to certain limitations, to receive a distribution of shares of Common Stock held for their benefit in the Master Trust, but the AIP Committee makes all other decisions regarding the disposition of Common Stock held in the Master Trust.

2 Mr. Chirico's figure does not include the 1,143,159 shares of Common Stock (3.7%) held in the Master Trust for the PVH Stock Fund as of December 31, 2003 for all participants in the AIPs who invest in the PVH Stock Fund. Mr. Chirico is a member of the AIP Committee, which has the power, under most circumstances, to vote and dispose of the shares held in the Master Trust.

3 David A. Landau is a partner, Henry Nasella is a venture partner and Christian Nather is a partner of Apax Partners. Apax Managers, Inc., Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited, affiliates of Apax Partners, together beneficially own shares of the Series B Stock that are currently convertible into 18,910,436 shares of Common Stock (38.1%). See Note 1 to the prior table.

4 Harry N.S. Lee is an indirect minority shareholder of Vaneton International, Inc., which beneficially owns 4,481,101 shares of Common Stock (14.6%). See Note 2 to the prior table.

     The figures in the foregoing table include 190 shares held by Mr. Klatsky's child, as to which Mr. Klatsky has disclaimed beneficial ownership, 12,000 shares held by Mr. Maggin as custodian for his children, as to which Mr. Maggin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within 60 days of April 20, 2004 upon the exercise of options granted under the Company's stock option plans:
Emanuel Chirico, 228,639 shares; Edward H. Cohen, 35,698 shares; Francis K. Duane, 101,667 shares; Joseph B. Fuller, 36,756 shares; Joel Goldberg, 28,500 shares; Marc Grosman, 28,500 shares; Bruce J. Klatsky, 690,000 shares; Harry N.S. Lee, 35,698 shares; Bruce Maggin, 36,756 shares; Allen E. Sirkin, 205,000 shares; Peter J. Solomon, 35,698 shares; Mark Weber, 377,460 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 1,935,372 shares.

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of 12 members, nine of whom are elected by the holders of the Common Stock and Series B Stock voting together and three of whom are elected solely by the holders of the Series B Stock (the "Series B Directors"). The Board of Directors has established 14 as the number of directors constituting the entire Board. One of the directors elected at last year's Annual Meeting of Stockholders resigned in September 2003 because his business obligations did not permit him to dedicate the appropriate time to his duties as director, and there was a pre-existing vacancy on the Board. The Company intends to seek qualified candidates to fill such vacancies. Proxies cannot be voted at the meeting for more than nine people.

     All members of the Board of Directors, other than the Series B Directors, are elected by the stockholders at the Annual Meeting of Stockholders of the Company for a term of one year or until their successors are elected and qualified. All of the nominees for director have previously been elected directors of the Company by the stockholders.

     The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee, except as described below with respect to the Series B Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED BELOW. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED IN A PROXY.

                                                                                                          YEAR
                                                                                                        BECAME A
      NAME                                                PRINCIPAL OCCUPATION                  AGE     DIRECTOR
      ----                                                --------------------                  ---     --------

     Edward H. Cohen....................................  Counsel to Katten Muchin Zavis         65        1987
                                                          Rosenman, a law firm

     Joseph B. Fuller...................................  Chief Executive Officer of Monitor     47        1991
                                                          Company, a management consulting
                                                          firm

     Joel H. Goldberg...................................  President of Career Consultants,       60        1997
                                                          Inc., a management consulting firm

     Marc Grosman.......................................  Chief Executive Officer of Marc        49        1997
                                                          Laurent SA, the owner of a chain of
                                                          European apparel stores which trade
                                                          under the name CELIO

     Bruce J. Klatsky...................................  Chairman and Chief Executive           55        1985
                                                          Officer of the Company



     Harry N.S. Lee.....................................  Managing Director of TAL Apparel       61        1995
                                                          Limited, an apparel manufacturer
                                                          and exporter based in Hong Kong

     Bruce Maggin.......................................  Principal of The H.A.M. Media          61        1987
                                                          Group, LLC, a media investment
                                                          company

     Peter J. Solomon...................................  Chairman of Peter J. Solomon Company   65        1987
                                                          L.P., an investment banking firm

     Mark Weber.........................................  President and Chief Operating          55        1998
                                                          Officer of the Company

     Pursuant to the Certificate of Designations, Preferences and Rights of the Series B Stock, the holders of such stock have the right to elect separately as a class up to three directors to the Company's Board of Directors. The following individuals are the Series B Directors:

                                                                                                          YEAR
                                                                                                        BECAME A
      NAME                                                PRINCIPAL OCCUPATION                  AGE     DIRECTOR
      ----                                                --------------------                  ---     --------

     David A. Landau....................................  Partner of Apax Partners, an           38        2003
                                                          international private equity
                                                          investment group, and head of its
                                                          U.S. Consumer/Retail Group

     Henry Nasella......................................  Venture Partner of Apax Partners,      57        2003
                                                          an international private equity
                                                          investment group

     Christian Nather...................................  Partner of Apax Partners, an           38        2003
                                                          international private equity
                                                          investment group


     Mr. Cohen is also a director of Franklin Electronic Publishers, Inc., Gilman & Ciocia, Inc., Levcor International, Inc. and Merrimac Industries, Inc. Dr. Goldberg is also a director of Hampshire Group, Limited and Merrimac Industries, Inc. Mr. Grosman is also a director of Aigle SA. Mr. Maggin is also a director of Central European Media Enterprises, Ltd. Mr. Solomon is also a director of BKF Capital Group, Inc., Monro Muffler Brake, Inc. and Office Depot, Inc.

     Each of the directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Cohen, who was a partner in the law firm of Rosenman & Colin LLP until its February 1, 2002 merger with Katten Muchin Zavis, at which time he became counsel to the merged firm, Katten Muchin Zavis Rosenman; Mr. Maggin, who from 1999 until 2002 was also the Chief Executive Officer of TDN, Inc. (d/b/a at TV Media, Inc.), a marketer of interactive television advertising; Mr. Nasella, who was Chairman of Online Retail Partners, Inc., a venture capital and information technology services company, from 1999 until 2001 and Chairman and Chief Executive Officer of Star Markets Co., Inc., a food retailer, from 1994 until 1999; and Mr. Nather, who was a partner of McKinsey & Company, a management consulting firm, from 1993 to 2001.

     The Board of Directors has determined the independence (or lack thereof) of each of the Company's directors and, as a result thereof, concluded that a majority of its directors are independent, as required under the rules of the New York Stock Exchange. The Company's Common Stock is listed for trading on the New York Stock Exchange. Specifically, the Board determined that each of the Company's directors, other than Messrs. Klatsky, Weber, Goldberg and Lee are independent under Section 303A(2) of the New York Stock Exchange rules. In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A(2)(b) of the New York Stock Exchange rules with the Company which disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with the Company under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and the Company and its affiliates (including management), on the other, and (iii) the factors suggested in the New York Stock Exchange's Commentary to Section 303A(2), such as a commercial, consulting and other relationship, or other interactions with management that do not meet the absolute thresholds under
Section 303A(2) or Item 404(a) or 404(b) but which, nonetheless, could reflect upon a director's independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under
Section 303A(2)(b), the Board considered the materiality of the transaction or relationship to each of the director, the director's business organization and the Company and whether the relationship between (i) the director's business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the director's business judgment.

     No family relationship exists between any director or executive officer of the Company.

COMMITTEES AND MEETINGS

     The Company's Corporate Governance Guidelines provide that each member of the Board of Directors is expected to use reasonable efforts to attend, in person, or by telephone, all meetings of the Board and of any committees of which they are a member as well as the annual meeting of stockholders. Twelve members of the Board (which then consisted of 13 members) attended the 2003 Annual Meeting of Stockholders.

     During the fiscal year ended February 1, 2004, there were five meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served held during the fiscal year.

     The non-management directors meet regularly in executive sessions without management or the management directors, and the independent directors meet at least once a year without the non-independent directors. Mr. Landau presides at the executive sessions of the non-management directors.

     The Board of Directors of the Company has a standing Audit Committee, a standing Compensation Committee and a standing Nominating & Governance Committee. Pursuant to an Investors Rights Agreement between the Company and the holders of the Series B Stock, the Series B Stockholders have the right to designate a Series B Director for each such committee, subject to applicable law, rule and regulation. The Board has determined that the Series B Directors do not satisfy the requirements under New York Stock Exchange rules that will become effective as to the Company on the date of the Annual Meeting for audit committee service.

     AUDIT COMMITTEE

     The Audit Committee is currently composed of Messrs. Cohen, Maggin and Nasella, each of whom has been determined by the Board of Directors to be independent under the current New York Stock Exchange's listing standards. Mr. Solomon will replace Mr. Nasella on the Committee effective June 15, 2004. Each of Messrs. Cohen, Maggin and Solomon has been determined by the Board to be independent for purposes of audit committee service under the listing standards that will be in effect as to the Company as of the date of the Annual Meeting. Mr. Nasella, as a designee of the Series B Stockholders, does not qualify as independent only for audit committee service under such new listing standards. Mr. Maggin, the Chairman of the Committee, has been determined by the Board to be an "audit committee financial expert", as defined in Item 401 of Regulation S-K under the Exchange Act, and "independent", as used in Item 7(d)(3)(iv) of
Schedule 14A under the Exchange Act.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached to this Proxy Statement as Exhibit A and is available on Company's website (www.pvh.com). Pursuant to its charter, the Committee is charged with providing assistance to the Board of Directors in fulfilling the Board's oversight functions relating to the quality and integrity of the Company's financial reports, monitoring the Company's financial reporting process and internal audit function, monitoring the outside auditing firm's qualifications, independence and performance and performing such other activities consistent with its charter and the Company's By-laws as the Committee or the Board deems appropriate. The Committee will also have such additional functions as are required by the New York Stock Exchange, the SEC and federal securities law. The Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm.

     The Audit Committee held eight meetings during the fiscal year ended February 1, 2004.

     COMPENSATION COMMITTEE

     The Compensation Committee is currently composed of Messrs. Grosman and Landau. The Board of Directors has adopted a written charter for the Compensation Committee, which is attached to this Proxy Statement as Exhibit B and is available on the Company's website (www.pvh.com). The charter provides for the Committee to be composed of three or more directors (two or more until the date of the 2006 Annual Meeting). All Committee members must be independent under the rules of the New York Stock Exchange, must qualify as "outside" directors under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and as "non-employee" directors under Rule 16b-3 under the Exchange Act. The Board has determined that all current members satisfy such requirements including, in regards to the New York Stock Exchange rules both as to the existing rules and the new rules that will be in effect as to the Company as of the date of the Annual Meeting. The Committee, is charged with discharging the Board of Director's responsibilities relating to the compensation of the Company's Chief Executive Officers and all of the Company's other "executive officers" as defined in the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all compensation plans, policies and programs of the Company and is responsible for producing the annual report on executive compensation required to be included in the Company's proxy statement for each annual meeting of stockholders.

     The Compensation Committee held three meetings during the fiscal year ended February 1, 2004.

     NOMINATING & GOVERNANCE COMMITTEE

     The Nominating & Governance Committee currently consists of Messrs. Fuller, Grosman and Landau. The Board of Directors has adopted a written charter for the Committee, which is attached to this Proxy Statement as Exhibit C and is available on the Company's website (www.pvh.com). The charter provides for the Committee to be composed of three or more directors (two or more until the date of the 2006 annual meeting), all of whom must meet the independence requirement under the rules of the New York Stock Exchange. The Board has determined that all current members satisfy such requirement, both as to the existing rules and the new rules that come into effect as to the Company as of the date of the Annual Meeting.

     Pursuant to the charter, the Nominating & Governance Committee is charged with (1) assisting the Board of Directors by identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders (other than the designees of the Series B Stockholders), (2) recommending to the Board Corporate Governance Guidelines applicable to the Company, (3) overseeing the annual evaluation of the Board and management and (4) recommending to the Board director nominees for each committee.

     The Nominating & Governance Committee of the Company's Board of Directors will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and
(iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

     The Nominating & Governance Committee seeks and evaluates individuals qualified to become Board members for recommendation to the Board when and as appropriate. In evaluating potential candidates, and the need for new directors, the Committee may consider such factors, including, without limitation, professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on the Company's Board, as the members deem appropriate.

     The Nominating & Governance Committee (then only designated as the Nominating Committee) held one meeting during the fiscal year ended February 1, 2004.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended February 1, 2004.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended February 1, 2004, February 2, 2003 and February 3, 2002 (fiscal 2003, 2002 and 2001 respectively).

                                                                                 LONG-TERM COMPENSATION
                                                                                 ----------------------
                                                                                AWARDS            PAYOUTS
                                                                                ------            -------
                                                    ANNUAL COMPENSATION
                                                    --------------------                           LTIP         ALL OTHER
NAME AND                                FISCAL       SALARY          BONUS      OPTIONS           PAYOUTS     COMPENSATION(1)
PRINCIPAL POSITION                       YEAR         ($)             ($)         (#)               ($)             ($)
------------------------------------   --------   ----------     ------------  ----------         -------     ---------------

Emanuel Chirico......................     2003       800,000       800,744(2)     40,000         792,358(3)         96,449
Executive Vice President and CFO,         2002       600,000       844,740        40,000             -              42,236
   Phillips-Van Heusen Corporation        2001       500,000          -           40,000         419,375(4)         61,242

Francis K. Duane                          2003       700,000       596,260        30,000             -              17,905
Vice Chairman, Sportswear                 2002       600,000       600,000        30,000             -              43,144
   Phillips-Van Heusen Corporation        2001       600,000       449,640        30,000             -              50,001

Bruce J. Klatsky.....................     2003     1,200,000     1,847,561(2)    150,000       1,925,680(3)        199,204
Chairman and CEO,                         2002     1,000,000     2,152,600       150,000             -             132,932
   Phillips-Van Heusen Corporation        2001     1,000,000          -          150,000       1,357,550(4)        203,406

Allen E. Sirkin......................     2003       750,000       750,000        30,000             -              55,684
Vice Chairman, Dress Shirts,              2002       750,000       750,000        30,000             -              34,155
   Phillips-Van Heusen Corporation        2001       750,000          -           30,000             -              62,540

Mark Weber...........................     2003     1,000,000     1,098,316(2)     75,000         990,448(3)        122,679
President and COO,                        2002       800,000     1,126,320        75,000             -             131,446
   Phillips-Van Heusen Corporation        2001       800,000          -           75,000         671,000(4)        123,874


1 All Other Compensation includes payments or contributions required by the AIPs and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefits Plan.

     Under the AIPs, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 6% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 25% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15%, including deductions for contributions to the AIPs. The Company or its subsidiaries currently contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee. A participant's interest in the amounts arising out of employer contributions currently vest ratably over the first five years of employment (regardless of when participation commences), or, if earlier, at age 65 or upon disability or death. In fiscal 2003, 2002 and 2001, respectively, the Company made contributions which are reflected under this column in the amounts of $84,793, $30,581 and $50,558 for Mr. Chirico; $6,250, $31,489 and $39,317 for Mr. Duane; $187,549, $70,727 and $140,622
     for Mr. Klatsky; $45,000, $22,500 and $51,856 for Mr. Sirkin; and $111,024,
     $44,130 and $111,024 for Mr. Weber.

     The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges not covered by the basic medical plan up to a specified annual maximum. The Company incurred $11,655, $11,655 and $10,684 during fiscal 2003, 2002 and 2001, respectively, as annual premiums for coverage for each of the Named Executive Officers, which amounts are reflected under this column.

     Under the Company's Educational Benefits Plan, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in


                                          (Footnotes continue on following page)

     (Footnotes continued from previous page)

     1986, except with respect to children who were then covered by the plan. For fiscal 2003, 2002 and 2001, respectively, the benefits received by the Named Executive Officers, which are reflected under this column, were in the amounts of $0, $50,550 and $52,100 for Mr. Klatsky; and $62,969, $75,661 and $35,854 for Mr. Weber.

2 Includes annual bonus under the Company's Performance Incentive Bonus Plan and a special bonus based on, and in recognition of, the gain on the Company's sale in June 2003 of its minority interest in Gant Company AB.

3 Payouts were made under the Company's Long-Term Incentive Plan (the "Long-Term Incentive Plan").

4 Payouts were made pursuant to a long-term incentive plan for the 33-month period ended February 3, 2002.



                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options to purchase Common Stock awarded to the Named Executive Officers during the fiscal year ended February 1, 2004. All such grants were made pursuant to either the Company's 2000 Stock Option Plan (the "2000 Option Plan") or its 1997 Stock Option Plan (the "1997 Option Plan").

                                                  INDIVIDUAL GRANTS
                              ------------------------------------------------------          POTENTIAL REALIZABLE
                                              PERCENT OF                                        VALUE AT ASSUMED
                                 NUMBER OF      TOTAL                                         ANNUAL RATES OF STOCK
                                SECURITIES     OPTIONS                                       PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO                                           OPTION TERM
                                 OPTIONS      EMPLOYEES       EXERCISE                    --------------------------
                                 GRANTED(1)   IN FISCAL        PRICE        EXPIRATION         5%           10%
NAME                               (#)           YEAR          ($/SH)          DATE           ($)           ($)
----                           ------------  -------------  --------------  ----------    -----------   -----------

Emanuel Chirico............        40,000          3.9         12.34         4/2/13          310,000       786,800
Francis K. Duane...........        30,000          2.9         12.34         4/2/13          232,500       590,100
Bruce J. Klatsky...........       150,000         14.5         12.34         4/2/13        1,162,500     2,950,500
Allen E. Sirkin............        30,000          2.9         12.34         4/2/13          232,500       590,100
Mark Weber.................        75,000          7.3         12.34         4/2/13          581,250     1,475,250

-----------------------------

1 One-quarter of the options granted to each of the Named Executive Officers in fiscal 2003 become exercisable on each of the first through fourth anniversaries of the grant date.


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to option exercises by the Named Executive Officers during the fiscal year ended February 1, 2004 and the value at February 1, 2004 of unexercised stock options held by the Named Executive Officers.

                                                                            NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                         OPTIONS AT FISCAL YEAR-END      OPTIONS IN-THE-MONEY AT
                                 SHARES ACQUIRED         VALUE           --------------------------          FISCAL YEAR-END(1)
                                   ON EXERCISE         REALIZED          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
NAME                                   (#)                ($)                       (#)                            ($)
----                            -----------------    --------------     ----------------------------    ----------------------------

Emanuel Chirico................      4,800              11,280              178,638 / 110,001              1,033,653 /   518,432
Francis K. Duane...............        -                  -                  73,333 /  78,334                342,527 /   285,351
Bruce J. Klatsky...............      3,803              11,941              511,321 / 408,334              2,527,500 / 1,627,651
Allen E. Sirkin................      2,112               6,632              168,102 /  85,001                746,941 /   351,752
Mark Weber.....................      1,798               5,520              285,793 / 204,167              1,414,342 /   813,825

-----------------------------

1 Fair market value at fiscal year end of securities underlying the options minus the exercise price of the options.

                           LONG-TERM INCENTIVE PLANS -
                           AWARDS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the awards made to the Named Executive Officers under the Company's Long-Term Incentive Plan during fiscal 2003.

                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                                           NON-STOCK PRICE-BASED PLANS(1)
                                                                  ------------------------------------------------
                              PERFORMANCE OR OTHER PERIOD          THRESHOLD             PLAN           MAXIMUM
NAME                          UNTIL MATURATION OF PAYOUT              ($)                 ($)             ($)
----                          -------------------------------     --------------      ------------     -----------

Bruce J. Klatsky..............        2/2/03 - 2/5/06                 840,000          1,560,000        3,000,000
Mark Weber....................        2/2/03 - 2/5/06                 500,000            850,000        1,500,000
Emanuel Chirico...............        2/2/03 - 2/5/06                 400,000            680,000        1,200,000

-------------------------------

1 Based on base salaries as of February 1, 2004. Actual payouts are based on the base salary in effect on the last day of the performance cycle.

     Awards were made to the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer under the Long-Term Incentive Plan during fiscal 2003. The payout (which is made in cash) of such awards requires the Company to achieve both earnings growth and improvement in return on equity, as determined by the Compensation Committee, based upon the Company's audited financial statements (excluding special items [both gains and expenses]) over the three-year performance cycle. Payouts, if earned, will be based on a percentage of a participant's base salary in effect on the last day of the performance cycle. The range for the award made in fiscal 2003 for the Chief Executive Officer is 70%-250% of base salary and the range for the Chief Operating Officer and the Chief Financial Officer is 50%-150% of base salary. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. No payouts will be made if the threshold targets are not satisfied. In the event of the death or disability of a participant during a performance cycle, the participant or his estate will receive the payout, if any, which would otherwise have been payable to the participant for the performance cycle, pro rated to reflect the portion of the performance cycle worked by the participant. In all other events, a participant must be employed by the Company on the payment date with respect to the award or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive the payout.

                               PENSION PLAN TABLE

      The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $87,900.



      CAREER                             ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
   AVERAGE SALARY                             PAYABLE AS A LIFE ANNUITY AT AGE 65
   --------------       ----------------------------------------------------------------------------------
                            15                 20                25               30                35
                            --                 --                --               --                --
    $200,000              38,220              50,310           62,196            73,962            85,692
    $400,000              83,220             110,310          137,196           163,962           190,692
    $600,000             128,220             170,310          212,196           253,962           295,692
    $800,000             173,220             230,310          287,196           343,962           400,692
  $1,000,000             218,220             290,310          362,196           433,962           505,692
  $1,200,000             263,220             350,310          437,196           523,962           610,692
  $1,400,000             308,220             410,310          512,196           613,962           715,692
  $1,600,000             353,220             470,310          587,196           703,962           820,692
  $1,800,000             398,220             530,310          662,196           793,962           925,692
  $2,000,000             443,220             590,310          737,196           883,962         1,030,692
  $2,200,000             488,220             650,310          812,196           973,962         1,135,692
  $2,400,000             533,220             710,310          887,196         1,063,962         1,240,692
  $2,600,000             578,220             770,310          962,196         1,153,962         1,345,692
  $2,800,000             623,220             830,310        1,037,196         1,243,962         1,450,692
  $3,000,000             668,220             890,310        1,112,196         1,333,962         1,555,692
  $3,200,000             713,220             950,310        1,187,196         1,423,962         1,660,692
  $3,400,000             758,220           1,010,310        1,262,196         1,513,962         1,765,692
  $3,600,000             803,220           1,070,310        1,337,196         1,603,962         1,870,692
  $3,800,000             848,220           1,130,310        1,412,196         1,693,962         1,975,692
  $4,000,000             893,220           1,190,310        1,487,196         1,783,962         2,080,692


     The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-2000 benefits for current salaried employees are based on pre-2000 last five-years average compensation, unless the participant's career average compensation is greater than the last five-years average). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65. Such benefits under the qualified pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for Social Security or other offset amounts.

     The credited years of service under the pension plans, as of February 1, 2004, for each of the Named Executive Officers is set forth in the following table.

                                                                 CREDITED YEARS
      NAME                                                         OF SERVICE
      ----                                                       --------------
      Emanuel Chirico..........................................       10
      Francis K. Duane.........................................        5
      Bruce J. Klatsky.........................................       31
      Allen E. Sirkin..........................................       17
      Mark Weber...............................................       31

                            COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries, other than the Series B Directors, receives a fee of $30,000 for his or her services as a director of the Company and $2,000 for each Board of Directors' meeting attended. In addition, each director who is a member of the Audit Committee or the Compensation Committee, other than a Series B Director, receives an additional fee of $2,000 for each committee meeting attended. The Chairmen of the Audit Committee and the Compensation Committee, other than if a Series B Director, also receive an additional retainer of $5,000. Pursuant to the Company's stock option plans, each outside director is entitled to receive, on an annual basis, in the aggregate, non-qualified options to purchase 10,000 shares of Common Stock at the fair market value on the date of grant for his or her services as a director. The Series B Directors do not receive option grants.

     The law firm of Katten Muchin Zavis Rosenman, of which Mr. Cohen is counsel, was engaged as the Company's general outside counsel for fiscal 2003. The Company has continued to engage such firm during the current fiscal year. Mr. Cohen does not share in the fees that the Company pays to such law firm and his compensation is not based on such fees.

     Dr. Goldberg, Career Consultants Inc. and S&K Associates, Inc. were paid an aggregate of approximately $1,294,000 for management consulting and recruiting services they provided to the Company in fiscal 2003. Dr. Goldberg owns the two companies. The Company is continuing to utilize such services during the current fiscal year.

     The Company purchased approximately $13,507,000 of products and services from TAL Apparel Limited and certain related companies during fiscal 2003. Mr. Lee is a director of TAL Apparel Limited. The Company is continuing to purchase goods from such companies during the current fiscal year.

     In connection with the Company's acquisition of Calvin Klein, Inc. and certain related companies in fiscal 2003 (collectively, "Calvin Klein"), the Apax affiliates invested $250 million in the Company through the purchase of the Series B Stock. See "Security Ownership of Certain Beneficial Owners and Management." The Apax affiliates are entitled to elect up to three directors to the Company's Board of Directors and, subject to applicable law, rule and regulation, to have one of their directors appointed to each of the Audit Committee, Compensation Committee, Executive Committee and Nominating & Governance Committee. See "Election of Directors." Also in connection with the acquisition, the Apax affiliates provided the Company with a $125 million secured term loan, which accrued interest at the rate of 10% per annum. The term loan, the full amount of which had been borrowed, was repaid on May 5, 2003.


                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     On April 12, 2004, the Company entered into an Employment Agreement with Mr. Klatsky that provides for the continuation of his employment as Chairman and Chief Executive Officer for a period of six years. In connection with entering into the agreement and in consideration for the option grant described below, Mr. Klatsky has agreed to forego future participation in any long-term incentive compensation plan of the Company, including the receipt of annual stock option grants under the Company's stock option plans and participation in performance cycles under the Long-Term Incentive Plan. Mr. Klatsky has also agreed to certain restrictive covenants governing competitive and other activities during and after employment, including a confidentiality provision, a provision prohibiting Mr. Klatsky from competing against the Company (other than after a change in control) and soliciting its customers and employees and a mutual non-disparagement clause. The agreement provides for continuation of Mr. Klatsky's employment during the term at no less than his current base salary, as well as for his participation in any annual incentive programs of the Company as in effect from time to time for executives.

     As part of the agreement, Mr. Klatsky was granted stock options under the Company's 1997, 2000 and 2003 Option Plans to purchase an aggregate of 1,750,000 shares of Common Stock (subject, with respect to options covering 309,940 of such shares, to stockholder approval of the proposed amendment to the 2003 Option Plan). See "Approval of an Amendment to the Company's 2003 Stock Option Plan." The grant is intended to recognize value created for the Company and its stockholders by virtue of the Company's acquisition of Calvin Klein, in which Mr. Klatsky played a principal role. The options have a seven-year term, vest on the sixth anniversary of the date of grant and have an $18.75 per share exercise price. The options are subject to accelerated vesting if the Common Stock trades at specified 20-consecutive trading day averages. These trading averages represent price increases of 88%, 109% and 130% from the stock price on the date of the acquisition. In addition, the stock options would also vest on an accelerated basis upon the earliest to occur of (i) a termination of the Mr. Klatsky's employment by the Company without cause (as defined) or by him for good reason (as defined), (ii) upon his death or disability (as defined), or
(iii) upon a change in control (as defined). Upon a termination of Mr. Klatsky's employment (other than for cause), any vested portion of the option will remain exercisable for the shorter of three years from the date of termination and the remaining portion of the seven-year option term.

     The employment agreement also provides for certain payments and benefits upon the termination of Mr. Klatsky's employment, which payments are generally provided for under the pre-existing plans and agreements with Mr. Klatsky, as described below, or above under the heading "Executive Compensation." In all instances, Mr. Klatsky would be entitled to his salary and other amounts earned or owing to Mr. Klatsky through his date of termination but not yet paid, including incentive amounts for performance periods that have ended prior to the date of termination, as well as any other payments, entitlements or benefits to which he has rights under the terms of any applicable plans, programs, arrangements or other agreements with the Company. In addition:

     1. Upon a termination of Mr. Klatsky's employment by the Company without cause, or by Mr. Klatsky with good reason, his outstanding stock options will vest and remain exercisable for the period applicable to retirees under the applicable option plan, and he will be entitled to receive the severance payment and benefits continuation pursuant to the special Severance Benefit Plan, as described below.

     2. If Mr. Klatsky's employment is terminated by reason of his death or disability, any outstanding stock options will vest and remain exercisable for the period applicable to retirees under the applicable option plan, and he and his eligible dependents will continue to be covered under the Company's medical insurance plan.

     3. If Mr. Klatsky's employment is terminated by the Company for cause, all obligations to Mr. Klatsky will terminate, other than for the payment of accrued and unpaid amounts and provision of the benefits set forth in the paragraph above and, for 90 days after the date of termination, the portion of the option grant described above that was vested as of the date of termination, if any, will remain exercisable (and the portion that was not vested will be forfeited and cancelled effective as of such date).

     4. Any voluntary resignation by Mr. Klatsky (which does not include a resignation in connection with a termination by the Company for cause) will be deemed to be a retirement and will be treated as a retirement for purposes of any plan, policy, program or arrangement of the Company or any affiliate thereof as to which Mr. Klatsky has any rights. (Mr. Klatsky satisfies the requirements to qualify as a retiree today). Upon retirement, the portion of the option grant described above that was vested as of the retirement date, if any, will remain exercisable for the shorter of three years from such retirement date and the remaining portion of the seven-year term (with the unvested portion forfeited and cancelled as of such date). All other outstanding options, if any, will vest and will remain exercisable for the period applicable to retirees under the applicable option plan.

     5. Upon a change in control, the option grant described above and all other outstanding stock options will vest. A termination of Mr. Klatsky's employment following the change in control (other than a termination by the Company for cause) will be treated as a retirement for purposes of the post-termination exercise period under the applicable option plan. With respect to the option described above, this means that it will remain exercisable for the shorter of three years from such retirement date and the remaining portion of the seven-year term. With respect to all other options, it means that they will remain exercisable for the period applicable to retirees under the applicable option plan. In addition, if any payments, entitlements or benefits received under the employment agreement or otherwise are subject to the excise tax imposed under the Code on excess parachute payments, an additional payment will be made to restore Mr. Klatsky to the after-tax position that he would have been in if the excise tax had not been imposed.

     The Company has had in effect since 1987 a Special Severance Benefit Plan. Upon the termination of the employment of any participant in the plan within two years after a change in control of the Company (as defined in the Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. If any payments, entitlements or benefits received under the Special Severance Benefit Plan or otherwise are subject to the excise tax imposed under the Code on excess parachute payments, an additional payment will be made to restore the participant to the after-tax position that he or she would have been in if the excise tax had not been imposed. In addition, the participant receives comparable medical, dental and life insurance coverage for himself or herself and his or her family for a three-year period after termination. Mr. Klatsky is the only current participant in the Special Severance Benefit Plan. Mr. Klatsky is also entitled to the payments provided for under the Special Severance Benefit Plan if his employment is terminated without cause or by him for good reason under his employment agreement and (i) if he is not continued as the Company's Chief Executive Officer and Chairman of the Board of Directors prior to his retirement as an employee of the Company, (ii) in the event of the appointment by the Board of Directors of an officer or the hiring by the Board of Directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company, (iii) if the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, or (iv) upon a termination of the Special Severance Benefit Plan.

     Under the Company's capital accumulation program, the participants are party to individual agreements under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts. The agreements provide that if a participant's employment with the Company is terminated following a change in control of the Company (as defined in such agreements), the full undiscounted value of the future payments to be made to the participant thereunder become immediately payable in a lump sum. The benefits under the capital accumulation program agreements are forfeited upon a termination of a participant's employment for cause. Further, each participant's rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Klatsky, Weber, Chirico and Sirkin are each parties to an agreement with the Company under the capital accumulation program. Pursuant to Mr. Klatsky's employment agreement, benefits under his capital accumulation program agreement will also become immediately payable in an undiscounted lump sum upon a termination of his employment (i) by the Company without cause or by Mr. Klatsky for good reason, (ii) upon Mr. Klatsky's retirement, death or disability or
(iii) upon a termination of employment following a change in control (as defined in the employment agreement).

     All options that were previously granted under any of the Company's option plans and which have not expired or been otherwise cancelled become immediately exercisable in full upon a change in control of the Company.

     The Company has employment agreements with 22 of its senior executives, including Messrs. Chirico, Duane, Sirkin and Weber. These agreements outline the compensation and benefits to be paid to these executives during their employment and specifically state the current base salary of each such executive: $800,000 for Mr. Chirico, $700,000 for Mr. Duane, $750,000 for Mr. Sirkin and $1,000,000 for Mr. Weber. The agreements permit the Company to both raise and lower salaries. In addition, the agreements outline the executives' rights to severance upon termination of employment. Generally, the executives are entitled to severance only if employment is terminated by the Company without cause (as defined in the agreements), in which case the severed officer is entitled to the greater of two weeks pay for each year of employment with the Company and one year's base salary (18 months' base salary for Mr. Chirico and two years' base salary for Mr. Weber). Mr. Weber is also entitled to two times his average salary and bonus for the prior two years if he terminates his employment because he does not succeed Mr. Klatsky as Chairman and Chief Executive Officer of the Company or if he is required to report to another executive other than Mr. Klatsky. The executives are also only required to pay the active employee rate for medical and dental insurance during the period severance is paid. Additionally, the executives are entitled to severance upon the termination of their employment by the Company without cause (or by the executive for good reason) within two years after a change of control of the Company (as defined in the agreements). Termination without cause includes voluntary termination by the executive if certain material changes are made to the terms of the executive's employment after a change of control. In either such case, the officer receives a lump sum payment in an amount equal to two times (three times in the case of Mr. Weber) the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, if any payments, entitlements or benefits received by an executive under his or her agreement are subject to the excise taxes on excess parachute payments, the executive is entitled to an additional payment to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed. The executive also receives comparable medical, dental and life insurance coverage for himself or herself and his or her family for a two-year period (three years for Mr. Weber) after termination. The agreements also include certain restrictive covenants in favor of the Company, including agreements regarding the use of confidential information, non-interference with business relationships, non-solicitation of employees and post-termination employment restrictions.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended February 1, 2004, the members of the Compensation Committee included Marc Grosman, Dennis F. Hightower, Maria Elena Lagomasino, David A. Landau and Peter J. Solomon. Ms. Lagomasino resigned from the Board of Directors in February 2003 after the end of fiscal 2002 and was replaced on the Committee by Peter J. Solomon prior to any meetings. David A. Landau was subsequently added to the Committee later in February as the Series B Director designee to the Committee. Mr. Solomon left the Committee in April 2003 and Mr. Hightower resigned from the Committee in connection with his resignation as a director in September 2003. There were no interlocks or insider participations as defined in the proxy regulations of the Securities and Exchange Commission.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently composed of Messrs. Grosman and Landau. The Committee is charged with discharging the Board of Director's responsibilities relating to the compensation of the Company's Chief Executive Officers and all of the Company's other "executive officers" as defined in the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all compensation plans, policies and programs of the Company and is responsible for producing the annual report on executive compensation required to be included in the Company's proxy statement for each annual meeting of stockholders.

     OVERALL POLICY

     The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team that has been largely responsible for the Company's success. The Compensation Committee has structured the Company's executive officer compensation program primarily (i) to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (ii) to provide short-term incentives to executive officers to attain certain financial targets and to reward certain accomplishments or activities, (iii) to link a portion of its executive officers' compensation to long-term increases in value created for the Company's stockholders by the efforts of these officers and (iv) to be consistent with the Company's high ethical standards. The Compensation Committee targets the compensation levels of its top three executives to approximate the competitive median if the Company achieves its budget plan, to exceed the median and approach the 75th percentile of competitive compensation levels if the plan is exceeded and to be below the competitive median if the budget plan is not attained. Information regarding competitive compensation generally is compiled by compensation consultants retained by the Committee. Although the Company's compensation program does not rely to any significant extent on fringe benefits or perquisites, its fringe benefit plans are believed to be generally competitive. The Company believes that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover.

     The Compensation Committee reviews annually the Company's executive officer compensation package, taking into account corporate performance, stock price performance and total return to stockholders, as well as industry conditions, recommendations of the Company's Chief Executive Officer and compensation awarded to executives in other companies, especially those involved in the fashion and apparel industries. In establishing future executive officer compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of each individual executive officer, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of the Company's Chief Executive Officer are considered by the Compensation Committee in their review of the performance and compensation of each individual executive officer.

     BASE SALARIES

     Annual salaries are determined by evaluating the performance of the Company and of each individual executive officer. In the case of executive officers with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share and may also consider the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's employees. Also considered are years of service to the Company. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Company's Chief Executive Officer and the other executive officers. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Compensation Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's Chief Executive Officer, of appropriate compensation levels.

     In determining the base salary of the Company's Chief Executive Officer for the fiscal year ended February 1, 2004, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index), compensation information provided by an outside consultant, the performance of the Common Stock over the prior several years, the assessment by the Compensation Committee of Mr. Klatsky's individual performance and the fact that Mr. Klatsky had not had a raise in three years. The Committee also took into account the incentive components of Mr. Klatsky's compensation package under the Company's stock option, bonus and long-term incentive plans and the potential payouts and other value under those plans.

     SHORT-TERM INCENTIVES

     PERFORMANCE INCENTIVE BONUS PLAN. Stockholders approved the Company's Performance Incentive Bonus Plan (the "Bonus Plan") at the 2000 Annual Meeting of Stockholders. Under the Bonus Plan, the Company's senior executives, including the Named Executive Officers, can receive a bonus based on annual earnings targets for the Company as a whole, in the case of senior corporate executives, including the Chief Executive, Chief Operating and Chief Financial Officers or, in the case of the Vice Chairmen and the other senior divisional executives, annual earnings targets for their respective divisions. The Compensation Committee established earnings targets for fiscal 2003 for the executive officers, excluding special items (including the gain on the sale of the Company's stake in Gant Company AB and the costs related to the Calvin Klein acquisition). The targets provided for the threshold earnings levels (below which no bonus would be paid), target earnings levels, and maximum earnings levels (above which no additional bonus is earned), and the percentage of base salary payable for the achievement of such targets (with achievement of levels between targets equal to a percentage of base salary that is on a straight-line interpolation between the two targets). In accordance with the Bonus Plan, the amount of each Named Executive Officer's bonus payment for fiscal 2003 was determined by the end of the first quarter of the current fiscal year. Messrs. Klatsky, Weber and Chirico all earned bonuses near the target level, and Messrs. Sirkin and Duane earned bonuses at or near the maximum level for fiscal 2003, and received their bonus payments in the first quarter of the current fiscal year.

     DISCRETIONARY BONUSES. The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. In determining whether to award discretionary bonuses, the Compensation Committee reviews each executive's overall compensation package and takes into account factors including, but not limited to, the assessment by the Compensation Committee of each executive's individual performance and the compensation awarded to executives in other companies, especially companies involved in the fashion and apparel industries. The Compensation Committee may also award bonuses for undertaking additional duties or accomplishing specific projects or achieving specific benefits for the Company, such as special efforts in connection with a transaction or the disposition on favorable terms of corporate assets. In this regard, the Compensation Committee put in place in fiscal 2002 a plan that would reward Messrs. Klatsky, Weber and Chirico if they could sell the Company's minority interest in Gant Company AB in excess of its book value. Such sale was consummated in fiscal 2003 and Messrs. Klatsky, Weber and Chirico each received a bonus based on the gain on the sale in excess of book value. The Compensation Committee has the authority to place restrictions, such as a vesting period, on any discretionary bonus it awards to an executive officer.

     LONG-TERM INCENTIVES

     STOCK OPTIONS. The Company currently has in effect three stock option plans, the 1997 Option Plan, the 2000 Option Plan and the 2003 Option Plan under which options to purchase Common Stock are granted. In addition, options to purchase Common Stock under the Company's 1987 Stock Option Plan are still outstanding. The Company's option plans are administered by the Compensation Committee in its capacity as the Stock Option Committee under each of the plans. Stock options are designed to align the interests of grantees with those of the stockholders. The stock option grants made in fiscal 2003 to participants, including the executive officers, were made under the 1997 and 2000 Option Plans, may not be exercised until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of the grant. The stock options granted to the executive officers (and other grantees) generally remain exercisable during employment until the tenth anniversary of the date of grant. The terms of the grants made in fiscal 2003 were consistent with the annual grants made in recent years. The Committee believes that this approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years. The Compensation Committee intends to review the Company's continued use of stock options as a material component of its compensation structure if the recent proposal regarding the expensing of options issued by the Financial Accounting Standards Board is adopted.

     The annual option grants for fiscal 2003 were made in April 2003 to approximately 290 of the key employees of the Company, including the Named Executive Officers. Each such individual received a fixed number of shares relative to his or her salary range and position within the Company. Options were granted to the executive officers in an amount such that the value of the award, when combined with base compensation, potential bonuses under the Bonus Plan and, in the case of the top three executive officers, potential payouts under the Company's Long-Term Incentive Plan, would provide competitive total compensation relative to comparable positions at other companies. Beginning with the current fiscal year, for the reasons explained under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements", Mr. Klatsky will no longer receive an annual grant of stock options.

     LONG-TERM INCENTIVE PLAN. Stockholders approved the Long-Term Incentive Plan at the 2000 Annual Meeting of Stockholders. The participants in the Long-Term Incentive Plan are the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, although for the performance cycle beginning with the current fiscal year, and any performance cycle beginning in future periods, Mr. Klatsky will no longer be a participant in the plan for the reasons explained under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." The Long-Term Incentive Plan provides for the payment of cash awards upon the achievement of goals established by the Compensation Committee at the beginning of each performance cycle. In fiscal 2003, consistent with prior awards, the Committee established goals for the participants which require the Company to achieve both earnings growth and improvement in return on equity over the three-year performance cycle. The goals exclude special items, including certain costs attributable to the Calvin Klein acquisition. The targets provide for payouts at threshold, target and maximum percentages of base salary if the target is achieved (with achievement between targets being equal to a percentage of base salary that is on a straight-line interpolation between the two targets). The amount of a participant's payout, if any, will be determined by the Compensation Committee, by the end of the first quarter of the fiscal year immediately following the end of the performance cycle. See "Executive Compensation - Long-Term Incentive Plans - Awards in Last Fiscal Year." Messrs. Klatsky, Weber and Chirico received payouts near the target level in the current fiscal year with respect to the performance cycle ended February 1, 2004.

     In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of long-term and short-term incentive-based compensation for executive officers and intends to implement, when appropriate, such methods in lieu of or in addition to the existing plans. In addition, the Compensation Committee may create special bonus pools or modify existing arrangements when special conditions or events warrant.

     STOCK OWNERSHIP

     To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company, including the executive officers, may acquire Common Stock of the Company through the AIPs, subject to certain limitations on the amount an employee can contribute to or hold in the PVH Stock Fund. Most of the Company's executive officers have a significant portion of their AIP accounts invested in the PVH Stock Fund.

     FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code, limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The deductibility limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the deductibility limit. Although the Company generally has not in the past paid its executive officers compensation which is not fully deductible, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible and has done so, such as with the Chief Executive's current base salary.


                             Compensation Committee

                            David A. Landau, Chairman
                                  Marc Grosman
                    Peter J. Solomon (not currently a member)

                                PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the Russell 2000 Index, the S&P Apparel, Accessories and Luxury Goods Index and a line of business index comprised of the S&P Retail Composite Index, the S&P Textile (Apparel) Index and the S&P Footwear Index for the five fiscal years ended February 1, 2004. The Company intends to use the S&P Apparel, Accessories and Luxury Goods Index in the graph in future years in lieu of the line of business index that it has used in prior years because the Company is included in the S&P Apparel, Accessories and Luxury Goods Index and the business of the other companies in such index are more comparable to the Company's business than the companies included in the indices that comprise the line of business index, particularly due to changes in the Company's business during fiscal 2003, with the acquisition of Calvin Klein and the exiting of the wholesale footwear business.


                         COMPARISON OF 5 YEAR CUMULATIVE
                                  TOTAL RETURN


                                 [CHART OMITTED]


                          TOTAL RETURN TO SHAREHOLDERS
                      (INCLUDES REINVESTMENT OF DIVIDENDS)


                                                           ANNUAL RETURN PERCENTAGE
                                                                    YEARS ENDING

COMPANY / INDEX                                1/30/00    2/04/01   2/3/02   2/2/03     2/1/04
------------------------------------------------------------------------------------------------
PHILLIPS-VAN HEUSEN CORPORATION                  12.77     104.19   -17.59     4.61      48.86
RUSSELL 2000                                     19.72       0.53    -2.82   -21.38      58.03
S&P 500 APPAREL, ACCESSORIES & LUXURY GOODS     -30.46      36.25    13.73   -14.82      16.99
LINE OF BUSINESS INDEX                           -5.19      16.93    10.35   -22.67      39.56


                                                                    INDEXED RETURNS
                                                                   BASE YEARS ENDING
                                                 PERIOD
COMPANY / INDEX                                  1/31/99 1/30/00   2/04/01   2/3/02     2/2/03     2/1/04
---------------------------------------------------------------------------------------------------------
PHILLIPS-VAN HEUSEN CORPORATION                    100    112.77    230.27   189.77     198.52     295.51
RUSSELL 2000                                       100    119.72    120.35   116.96      91.96     145.31
S&P 500 APPAREL, ACCESSORIES & LUXURY GOODS        100     69.54     94.75   107.76      91.79     107.38
LINE OF BUSINESS INDEX                             100     94.81    110.86   122.33      94.60     132.03

----------

Note: Line of Business Index is composed of a blended weighting of the S&P Retail Composite Index (50%), the S&P Textile (Apparel) Index (33%) and the S&P Footwear Index (17%) to correspond generally to the Company's historical sales attributable to its retail, wholesale apparel and wholesale footwear operations at the time the requirement to include a performance graph was first implemented.

           VALUE OF $100.00 INVESTED AFTER FIVE YEARS:
           Phillips-Van Heusen Corporation Common Stock........    $295.51
           Russell 2000 Index..................................    $145.31
           S&P Apparel, Accessories and Luxury Goods Index.....    $107.38
           Line of Business Index..............................    $132.04

                             AUDIT COMMITTEE REPORT

     The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company's financial statements and express an opinion on the financial statements based on their audit. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Last year, the Audit Committee revised its written charter principally to take into consideration new requirements promulgated pursuant to the Sarbanes-Oxley Act of 2002 and the new listing requirements adopted in 2003 by the New York Stock Exchange, which was then approved by the Board of Directors. The revised charter is attached as Exhibit A to this Proxy Statement.

     As part of its oversight of the Company's financial statements and reporting process, the Audit Committee has met and held discussions with Company management, the Company's internal auditing staff and Ernst & Young LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors, the auditors' independence from the Company and its management. The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 1, 2004, as filed with the SEC. The Committee also has recommended, subject to stockholder approval, the selection of the Company's independent auditors.

     The members of the Audit Committee reviewed on a quarterly basis the Company's earnings releases and, as applicable, its quarterly reports on Form 10-Q and annual report on Form 10-K. In addition, the Committee met quarterly with Company management and the Company's independent auditors to discuss the earnings releases.

     Mr. Nasella will step down from the Committee effective June 14, 2004 and Mr. Solomon will join the Committee effective June 15, 2004.

                                 Audit Committee

                            Bruce Maggin, Chairperson
                                 Edward H. Cohen
                                  Henry Nasella

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2003 STOCK OPTION PLAN

     The 2003 Option Plan authorizes the grant of options to purchase shares of Common Stock to key employees of the Company and its subsidiaries, to the non-employee directors of the Company and to certain other persons. Under the Plan, the Company may grant to eligible individuals incentive stock options, as defined in Section 422(b) of the Code, and/or non-qualified stock options. The Plan was approved by stockholders in 2003 and provides for grants of options to purchase up to 5,400,000 shares of Common Stock, with a limit to 1,200,000 of the maximum number of shares subject to options granted to any one participant in any fiscal year.

     On April 27, 2004, the Board of Directors adopted, upon the recommendation of the Compensation Committee and a majority of the independent directors, and subject to stockholder approval, an amendment to the 2003 Option Plan that would increase to 1,600,000 the maximum number of shares that can be subject to options granted to any one participant in any fiscal year. Approval of the amendment is required for the Chairman and Chief Executive Officer the Company to receive the benefit of the grant of options to him discussed under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" with respect to options covering 309,940 shares of Common Stock. Approval of the amendment requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders.

     The following summary of certain features of the 2003 Stock Option Plan is qualified in its entirety by reference to the full text of the Plan, which is Exhibit D to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2003 OPTION PLAN.

NATURE AND PURPOSES OF THE 2003 OPTION PLAN

     The purposes of the 2003 Option Plan are to induce certain individuals to remain in the employ or service of the Company and its subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success. The approximate number of persons eligible to participate in the Plan is 290.

DURATION AND MODIFICATION

      The 2003 Option Plan will terminate not later than April 30, 2013. The Board of Directors may at any time terminate the Plan or make such modifications of the Plan as it may deem advisable. However, except in certain limited circumstances, the Board may not, without further approval by the stockholders, increase the number of shares of Common Stock as to which options may be granted under the Plan, change the class of persons eligible to participate in the Plan, change the manner of determining the option prices, amend any option to reduce the option price, or cancel any outstanding option and contemporaneously award a new option to the same participant for substantially the same number of shares at a lower option price.

ADMINISTRATION

      The 2003 Option Plan is administered by the Compensation Committee or such other committee of the Board of Directors that the Board may designate from time to time (the "Option Committee"). The Option Committee must consist of two or more members of the Board of Directors who are intended to be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The members of the Option Committee are appointed annually by the Board. The Option Committee, among other things, has complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to determine the participants in the Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option will be an incentive stock option, a non-qualified stock option or a combination thereof. The Option Committee will not have the discretion to determine any of the foregoing with respect to the non-discretionary options granted to non-employee directors. All options granted to non-employee directors are non-qualified stock options. Authority is delegated to a director who is an employee of the Company to make grants to employees of the Company or its subsidiaries of not more than 5,000 per person per year and not more than 100,000 in the aggregate in any year. Such grants may not be made to any officer of the Company who is subject to the reporting requirements under Section 16 of the Exchange Act or whose compensation is, or is likely to become, subject to the provisions of Section 162(m) of the Code. The members of the Option Committee do not receive additional compensation for service in connection with the administration of the Plan. Compensation

Committee members receive a $2,000 fee for each Compensation Committee meeting attended and the Chairman of the Compensation Committee, if not a Series B Director, receives a $5,000 fee for such service.

DESCRIPTION OF OPTIONS

     Under the 2003 Option Plan, the per share exercise price of any option may not be less than the fair market value of a share of Common Stock on the date of grant, which generally is the closing sale price of the Common Stock on the New York Stock Exchange on the business day preceding the date of grant. The aggregate fair market value of the shares of Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may, during any fiscal year, be granted options under the Plan to purchase more than 1,200,000 shares of the Common Stock. The amendment which has been submitted to the stockholders for approval would increase this limit to 1,600,000.

     Directors who are not employees of the Company or its subsidiaries, other than the Series B Directors, receive a non-discretionary annual grant of options to purchase 10,000 shares of Common Stock at 100% of the fair market value on the date of grant.

     Options granted under the 2003 Option Plan generally become exercisable with respect to 25% of the underlying shares on the first anniversary of the date of grant, 50% of the underlying shares on the second anniversary of the date of grant, 75% of the underlying shares on the third anniversary of the date of grant and 100% of the underlying shares on the fourth anniversary of the date of grant, unless otherwise determined by the Option Committee at the time of the grant of the option. In the event of a change in control (as defined in the Plan), all options that have been previously granted and have not expired or otherwise been cancelled or become unexercisable become immediately exercisable. The Board may permit any option to be exercised in whole or in part prior to the time that it would otherwise be exercisable. Upon the exercise of an option, the option price must be paid in cash or, if the Committee so determined at the time of the grant of the option, in shares of Common Stock. An option may not be granted for a period in excess of 10 years from the date of grant.

     In the event of the death or retirement of an optionee, all options that have been previously granted and have not expired or otherwise been cancelled become immediately exercisable, unless otherwise provided at the time of the grant of the option. If such options are not thereafter exercised, they will terminate, generally within three months after the qualification of the representative of such optionee's estate in the event of such optionee's death or three years of such optionee's retirement, unless otherwise provided at the time of the grant of the option. If an optionee leaves the employ of the Company or one of its subsidiaries or ceases to serve as a director of the Company prior to his or her death or retirement, any then exercisable options previously granted to but not exercised by such optionee will terminate within 90 days of such optionee's termination of employment or service as a director, unless otherwise provided at the time of the grant of the option.

     Non-qualified stock options may be transferred for no consideration to or for the benefit of the optionee's immediate family (as defined in the 2003 Option Plan), a trust for the exclusive benefit of the optionee and his or her immediate family or to a partnership or limited liability company for one or more members of the optionee and his or her immediate family. Any transfer of a non-qualified stock option must be approved in advance by the Compensation Committee and may be approved subject to such conditions as the Option Committee may impose.

     The number of shares reserved for issuance under the 2003 Option Plan and the number of shares covered by each option granted under the Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each option will terminate.

     Provisions have been included in the 2003 Option Plan to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code by qualifying option grants under the Plan as performance-based compensation.

SECURITIES SUBJECT TO THE 2003 OPTION PLAN

     5,400,000 authorized but unissued shares of the Common Stock have been reserved for issuance upon the exercise of options granted under the 2003 Option Plan. The number of authorized but unissued shares so reserved will continue to be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the Plan.

     The market value of the Common Stock, as of the close of business on April 27, 2004 was $19.10 per share.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

     The following discussion of the Federal income tax consequences of the granting and exercise of options under the 2003 Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

     Non-Qualified Stock Options

     No income will be recognized by an optionee at the time a non-qualified stock option is granted. Ordinary income will be recognized by an optionee at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary (compensation) income will also constitute wages subject to withholding, and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

     The Company will generally be entitled to a deduction for Federal income tax purposes at such time and in the same amount that the optionee is required to include in his or her income upon the exercise of a non-qualified stock option.

     If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

     Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option.

     If an optionee transfers an option by gift, the optionee will recognize ordinary income at the time that the transferee exercises the option. The Company will be required to report the ordinary income recognized by the optionee, and to withhold income and employment taxes, and pay the Company's share of employment taxes, with respect to such ordinary income. The optionee may also be subject to federal gift tax on the value of the transferred option at the time that the transfer of the option is considered completed for gift purposes. The Internal Revenue Service takes the position that the transfer is not complete until the option is fully vested.

     Incentive Stock Options

     In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

     The sale of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be an employee of the Company or a subsidiary of the Company at all times between the date of grant and the date three months before exercise of such incentive stock option. If an incentive stock option is exercised more than three months after the termination of an optionee's employment with the Company, the option will be treated as a non-qualified stock option.

     If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company generally will be entitled to a deduction equal to the amount of such ordinary income.

     If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an option will be treated as a taxable disposition if the transferred shares are not held by the optionee for the requisite holding period.

BENEFITS TO BE RECEIVED UPON APPROVAL

     The Compensation Committee, in its capacity as the Option Committee, recommended to the non-management (including the independent) members of the Board of Directors, and the non-management and the independent members of the Board have approved a special grant of options to Mr. Klatsky, the Company's Chairman and Chief Executive Officer to purchase up to 1,750,000 shares that is intended to reward him for value created as a result of the Calvin Klein acquisition. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Options to purchase 84,700 shares, 155,360 shares and 1,509,940 shares were granted under the 1997, 2000 and 2003 Option Plans, respectively. If the stockholders approve the amendment, then Mr. Klatsky will be entitled to the benefit of the 309,940 shares subject to the option granted under the 2003 Option Plan that are in excess of the current limit of 1,200,000 shares. In exchange for such grant, Mr. Klatsky has agreed to forego receipt of annual stock option grants in the current fiscal year and in future years, as well as the right to participate in the Long-Term Incentive Plan for performance cycles commencing in the current fiscal year and beyond.

     The following table sets forth, for the persons and groups identified, the benefits to be received if the amendment to the 2003 Option Plan is approved. The grant of options is at the complete discretion of the Option Committee. Therefore, it cannot be determined at this time what benefits, if any, would be received by the persons and groups identified below, other than Mr. Klatsky. It is not currently anticipated, however, that another option grant would be made that would benefit from the approval of the proposed amendment.

      NAME AND POSITION                                         OPTIONS GRANTED
      -----------------                                         ---------------

      Bruce J. Klatsky.........................................     309,940
      Chairman and Chief Executive Officer

      Mark Weber...............................................        0
      President and Chief Executive Officer

      Emanuel Chirico..........................................        0
      Executive Vice President and Chief Financial Officer

      Allen E. Sirkin..........................................        0
      Vice Chairman, Dress Shirts

      Francis K. Duane.........................................        0
      Vice Chairman, Sportswear

      All executive officers,
        as a group (6 persons).................................     309,940

      All directors who are not
        executive officers, as a  group (10 persons) ..........        0

      All employees, other than the
        executive officers, as a group.........................        0

     Approval of the amendment to the 2003 Option Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

     PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE AMENDMENT TO THE 2003 STOCK OPTION PLAN UNLESS OTHERWISE SPECIFIED IN A PROXY.



       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                      EQUITY COMPENSATION PLAN INFORMATION


     The following table provides information as of February 1, 2004 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans - the 1997 Option Plan, the 2000 Option Plan and the 2003 Option Plan - as well as under the 1987 Option Plan. The 1987 Option Plan has expired, so no further option grants may be made thereunder, but valid options to purchase Common Stock granted thereunder are still outstanding. All of the foregoing plans were approved by the Company's stockholders and the Company has no equity compensation plans that were not approved by the stockholders.


                                                                                                       Number of securities
                                                                                                      remaining available for
                                           Number of securities to be                                  future issuance under
                                             issued upon exercise of    Weighted average exercise    equity compensation plans
                                              outstanding options,        price of outstanding         (excluding securities
                                              warrants and rights      options, warrants and rights   reflected in Column (a))
           Plan category                              (a)                          (b)                          (c)
----------------------------------        ---------------------------  ----------------------------  -------------------------

Equity compensation plans approved
by security holders                                 5,323,372                    $12.61                    5,623,903

Equity compensation plans not
approved by security holders                           ___                         ___                       ___
                                          ---------------------------  ----------------------------  -------------------------

Total                                               5,323,372                    $12.61                    5,623,903
                                          ===========================  ============================  =========================


                              SELECTION OF AUDITORS

     The Audit Committee has selected Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year ending January 30, 2005. Although stockholder ratification of the Audit Committee's selection is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to request the Audit Committee to reconsider the selection of auditors for the fiscal year ending January 29, 2006, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year.

     It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN A PROXY.

     FEES PAID TO AUDITORS

     The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to the Company for the audit of the Company's annual financial statements for the fiscal years ended February 1, 2004 and February 2, 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. All of such fees were pre-approved by the Audit Committee.


                            Fiscal 2003                    Fiscal 2002
                            -----------                    -----------
Audit Fees(1)                $1,267,000                     $741,000
                             ==========                     ========
Audit-Related Fees(2)         $305,500                      $451,800
                              ========                      ========
Tax Fees(3)                   $146,400                      $186,400
                              ========                      ========

--------------------------

1 For fiscal 2003 and 2002, consists of fees for professional services performed for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory filing requirements. Fiscal 2003 also includes fees for the Company's offering of $150,000,000 of 8 1/8% Senior Notes due 2013, the subsequent registration of exchange notes for such notes on Form S-4 and audits of employee benefit plans. Fiscal 2002 also includes fees for audits of employee benefit plans.

2 Fiscal 2003 includes fees for a post acquisition review of Calvin Klein and advisory services associated with the Company's compliance requirement for
     Section 404 of the Sarbanes-Oxley Act of 2002. Fiscal 2002 includes fees for due diligence services related to the Company's acquisition of Calvin Klein.

3 Fiscal 2003 and 2002 include fees for services to assist the Company in its preparation of tax returns and for the provision of tax advice.

     The Audit Committee's revised charter requires the Committee to pre-approve at its meetings all auditing and non-audit services provided by the Company's outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations that the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting. The Committee's Charter is attached as Exhibit A to this Proxy Statement and its Pre-Approval Policy is attached as Exhibit E to this Proxy Statement.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting on or before January 1, 2005. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company on or before March 16, 2005 and certain other conditions of the applicable rules of the SEC are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.


                                  MISCELLANEOUS

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson Shareholder, which is retained by the Company on an annual basis, will aid in the solicitation of proxies for the meeting for a fee of $6,500 plus expenses.

     Copies of the 2003 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

      THE COMPANY WILL PROVIDE, FREE OF CHARGE, TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2004 UPON RECEIPT OF A WRITTEN REQUEST ADDRESSED TO:

         Treasurer
         Phillips-Van Heusen Corporation
         200 Madison Avenue
         New York, New York 10016-3903

     The Company has a Code of Ethics for its Chief Executive Officer and Senior Executive Officers. The Code of Ethics is posted on the Company's website, www.pvh.com.

     Stockholders may send communications to the Board of Directors (or specified individual directors). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York, 10016-3903.


                                           By order of the Board of Directors,

                                           MARK D. FISCHER
                                           Secretary
New York, New York
April 30, 2004

                                                                       EXHIBIT A

                                                          Revised: March 4, 2004

                         PHILLIPS-VAN HEUSEN CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.   PURPOSE

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board's oversight functions relating to the quality and integrity of the Company's financial reports, monitor the Company's financial reporting process and internal audit function, monitor the outside auditing firm's qualifications, independence and performance and perform such other activities consistent with this Charter and the Company's By-laws as the Committee or the Board deems appropriate. It shall have such additional functions as are required by the New York Stock Exchange, the Securities and Exchange Commission (the "Commission") and the federal securities laws.

II.  COMPOSITION

The Audit Committee shall be composed of three or more directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines, prior to a member's acceptance of an additional audit committee appointment beyond the other two committees, that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee. Any such determination shall be disclosed in the Company's proxy statement for its annual meeting of stockholders.

The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified; provided, however, that members of the Committee may be removed by the Board.

III. MEETINGS

The Audit Committee shall meet at least four times annually. In addition to other matters considered at such meetings, one meeting shall review the audit plan of the internal auditing staff, one meeting shall review the audit plan of the outside auditing firm, one meeting shall review the Company's annual audited financial statements prior to their issuance, and one meeting shall review the post-audit findings of the outside auditing firm. At least annually, the Committee shall meet with the outside auditing firm and the internal auditing staff in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee. A quorum for the meetings referred to in this paragraph shall be a majority of the members.

The Audit Committee shall also meet at least three times annually to confer with the outside auditing firm and management to review the Company's interim financial results prior to their public announcement. A quorum for the meetings referred to in this paragraph shall be one of the members.

The Audit Committee may also hold any special meetings as may be called by the Chairman of the Committee, a majority of the members of the Committee or at the request of the outside auditing firm or the internal auditing staff or management. Members of senior management, the outside auditing firm, the internal auditing staff and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

The Chairman of the Audit Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls.

The Audit Committee shall report regularly to the Board of Directors as to its activities.

IV.  RELATIONSHIP WITH OUTSIDE AUDITING FIRM

The outside auditing firm is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders, but shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm (including resolution of disagreements between management of the Company and the outside auditing firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the outside auditing firm shall be preapproved by the Committee. The Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the Committee at its next meeting.

V.   FUNCTIONS

The Audit Committee's primary functions are to:

Documents/Reports Review

     1.   Review and assess the adequacy of this Charter at least annually.

     2. Review all public announcements of financial results prior to any release to the public or investors, including the use of "proforma" or "adjusted" non-GAAP information.

     3. Review all financial information and earnings guidance provided to analysts and rating agencies.

     4. Review all quarterly and annual financial statements and reports (including disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations) prior to any filing of Forms 10-Q or 10-K with the Securities and Exchange Commission.

     5. Recommend to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

     6. Prepare the report of the Audit Committee required to be included in the Company's proxy statement in connection with the annual stockholders meeting.

     7. Review and evaluate disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     Outside Auditing Firm

     8.   Review and evaluate the lead partner of the outside auditing firm.

     9. Approve the appointment and compensation of the outside auditing firm prior to any engagement.

     10. Review all relationships the outside auditing firm has with the Company to determine their independence and obtain and review a report from the outside auditing firm concerning the auditors' internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The outside auditing firm shall annually provide to the Audit Committee a written statement delineating all such matters.

     11. Review the annual audit plan of the outside auditing firm and evaluate their performance.

     12. Review the experience and qualifications of the senior members of the outside auditing firm team.

     13. Obtain and review a report from the outside auditing firm at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditing firm, and (c) other material written communications between the outside auditing firm and management of the Company, including management letters and schedules of unadjusted differences.

     14. Discuss with the national office of the outside auditing firm issues on which it was consulted by the Company's audit team.

     15. Require the rotation of the "audit partners" (as defined in the Exchange Act) on a regular basis in accordance with the requirements of the Exchange Act.

     16. Review the Company's hiring of employees or former employees of the outside auditing firm who participated in any capacity in the audits of the Company.

     Financial Reporting Processes

     17. Consult with the outside auditing firm concerning the completeness and accuracy of the Company's financial statements.

     18. Consult with the outside auditing firm concerning the quality of the Company's accounting principles as applied in its financial statements and reporting.

     19. Review any significant judgments made in management's preparation of the financial statements and the view of the outside auditing firm as to the appropriateness of such judgments.

     20. Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditing firm' work or access to reviewed information.

     21. Review any disagreements between management and the outside auditing firm in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

     22. Review changes to the Company's accounting principles as recommended by the outside auditing firm or management.

     23. Review with the outside auditing firm and internal auditing staff the adequacy of the Company's system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditing firm, together with management's responses thereto.

     24. Review with the outside auditing firm and Company management, the internal audit department's annual audit plan, organization structure, budget and staff qualifications and any recommended changes in the scope of audits planned.

     25. Review periodically with the Company's general counsel, legal and regulatory matters that could have a significant effect on the Company's financial statements.

     26. Discuss with management and the outside auditing firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     27. Review any correspondence with regulators or governmental agencies and any published reports which raised material issues regarding the Company's financial statements or accounting policies.

     Other

     28. Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's outside auditing firm or the performance of the internal audit function.

     29. Review periodically the Company's compliance with its Conflict of Interest policy.

     30. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     31. Discuss the Company's policies with respect to risk assessment and risk management.

     32.  Perform an annual evaluation of the Audit Committee.

     33. Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

The Audit Committee shall have the authority to engage outside legal, accounting or other advisors as it determines necessary to carry out its functions, and the Company shall provide adequate funding for the same.

Limitation of Audit Committee's Role

The Audit Committee has only the functions set forth in this Charter. It is not the duty of the Committee to plan or conduct audits, to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to establish and operate the Company's system of internal controls and disclosure controls and procedures. The responsibility to plan and conduct audits, and to express an opinion on the financial statements based on its audit, is that of the outside auditing firm. The Company's management has the responsibility to determine that the Company's disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations as well as to establish and operate the Company's system of internal controls and disclosure controls and procedures. It is also not the duty of the Committee to assure the Company's compliance with laws and regulations or compliance with the Company's Code of Business Conduct and Ethics. The primary responsibility for these matters rests with the Company's management.

                                                                       EXHIBIT B

                                                             Date: March 4, 2004

                         PHILLIPS-VAN HEUSEN CORPORATION

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER



I.   PURPOSE

The Compensation Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's Chief Executive Officer (the "CEO") and all of the Company's "executive officers" as defined in Rule 3b-7 promulgated under the Securities and Exchange Act of 1934 (the "Senior Executives"). It shall also have overall responsibility for approving or recommending to the Board approval of and/or evaluating all compensation plans, policies and programs of the Company and shall be responsible for producing the annual report on executive compensation required to be included in the Company's proxy statement for its annual meeting of stockholders.

II.  COMPOSITION

The Compensation Committee shall be composed of three or more directors; provided, however, that until the date of the Company's 2006 annual meeting of stockholders, the Committee may be composed of two directors. The members of the Committee shall meet the independence requirements of the New York Stock Exchange. All Committee members must also qualify as "outside" directors as defined in Section 162(m) of the Internal Revenue Code and as "non-employee" directors as defined in Rule 16b-3 promulgated under the Exchange Act.

The members of the Compensation Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified; provided, however, that members of the Committee may be removed by the Board.

III. MEETINGS

The Compensation Committee shall meet at least once annually. The Committee may also hold any special meetings as may be called by the Chairman of the Committee, a majority of the members of the Committee or at the request of management. A quorum for any special meetings shall be a majority of the members. Members of senior management and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

The Chairman of the Compensation Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman shall include on the agenda of any meeting any appropriate matter requested by the Company's Chief Executive Officer, General Counsel or other appropriate officer. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls.

The Compensation Committee shall report regularly to the Board of Directors as to its activities.

IV.  FUNCTIONS

1. The Compensation Committee shall review annually and, except as provided below, approve the structure of the compensation program for the CEO and the Senior Executives. In establishing such compensation program, the Committee shall consider such factors as it considers relevant, such as the balance between fixed compensation, short-term incentives and long-term incentives, goals and objectives which are sought to be achieved, compensation practices at comparable companies or within the Company's industry, or changes in compensation practices broadly, at comparable companies or in the Company's industry. Any material change in the overall structure of the compensation program for the CEO or the Senior Executives, such as the introduction of new incentive programs or plans, or a significant realignment of the allocation of the components of the compensation program among fixed compensation, short-term incentives and long-term, shall be approved by a majority of the independent members of the Board.

2. Within the context of the approved compensation program for the CEO and Senior Executives, the Compensation Committee shall review annually and approve the annual base salaries and annual incentive opportunities (including both cash-based and equity-based grants and awards under annual and long-term plans or programs) of the CEO and the Senior Executives. In determining the compensation packages for such executive officers, the Committee shall consider such factors as it considers relevant, such as corporate performance, stock price performance, total returns to stockholders, industry conditions, recommendations of management and compensation awarded to executives at other companies.

3. From time to time the Compensation Committee may develop, and recommend to the independent members of the Board the approval of, any of the following that affect the CEO or any of the Senior Executives: (a) new long and short-term incentive plans and programs, including both cash-based and equity-based plans and programs; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; or (d) any deferred compensation plan or special retirement plan or benefit or any special perquisite that would individually, or in the aggregate with other perquisites received by such executive, be required to be reported in the Company's annual proxy statement.

4. The Compensation Committee shall receive periodic reports on the Company's compensation programs as they affect all employees, or the senior management group (including the CEO and the Senior Executives), such as incentive, special or supplemental compensation and benefits, including supplemental retirement benefits and the perquisites provided to them during and after employment.

3. The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist it in the evaluation of CEO or Senior Executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Committee shall also have authority to engage outside legal, accounting or other advisors as it determines to carry out its functions. The Company shall provide adequate funding for the foregoing.

4. The Compensation Committee shall administer all of the Company's existing and future incentive compensation and equity-based compensation plans, except as maybe expressly provided otherwise in the plan document.

5. The Compensation Committee shall prepare its report required to be included in the Company's proxy statement in connection with the annual stockholders meeting.

6. The Compensation Committee shall monitor the Company's compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers and with all other applicable laws affecting employee compensation and benefits.

7. The Compensation Committee shall oversee the Company's compliance with the requirement under NYSE rules that stockholders approve equity compensation plans, with limited exceptions.

8. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

9. The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

10.  The Compensation Committee shall annually review its own performance.

                                                                       EXHIBIT C

                                                             DATE: MARCH 4, 2004

                         PHILLIPS-VAN HEUSEN CORPORATION

           NOMINATING & GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER



I.   PURPOSE

The Nominating & Governance Committee is a Committee of the Board of Directors. It shall (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of stockholders, other than the nominees designated by the holders of the Company's Series B preferred stock; (2) recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) oversee the evaluation of the Board and management; and (4) recommend to the Board director nominees for each committee.

II.  COMPOSITION

The Nominating & Governance Committee shall be composed of three or more directors; provided, however, that until the date of the Company's 2006 annual meeting of stockholders, the Committee may be composed of two directors. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.

The members of the Nominating & Governance Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified; provided, however, that members of the Committee may be removed by the Board.

III. MEETINGS

The Nominating & Governance Committee shall meet at least once annually. The Committee may also hold any special meetings as may be called by the Chairman of the Committee, a majority of the members of the Committee or at the request of management. A quorum for any meetings shall be a majority of the members. Members of senior management and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

The Chairman of the Nominating & Governance Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairman shall include on the agenda of any meeting any appropriate matter requested by the Company's Chief Executive Officer, General Counsel or other appropriate officer. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet via telephone conference calls.

The Nominating & Governance Committee shall report regularly to the Board of Directors as to its activities.

IV.  FUNCTIONS

     1. The Nominating & Governance Committee shall seek and evaluate individuals qualified to become board members for recommendation to the Board when and as appropriate. In evaluating potential candidates, and the need for new directors, the Committee may consider such factors, including, without limitation, professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on the Company's Board, as the members deem appropriate.

     2. The Nominating & Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority engage outside legal, accounting or other advisors as it determines to carry out its functions. The Company shall provide adequate funding for the foregoing.

     3. The Nominating & Governance Committee shall oversee the evaluation of the Board of Directors and management on an annual basis.

     4. The Nominating & Governance Committee shall review annually and make recommendations to the Board with respect to the compensation and benefits of directors.

     5. The Nominating & Governance Committee must approve the service of any executive officer of the Company on the board of directors of any public company.

     6. The Nominating & Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

     7. The Nominating & Governance Committee may form and delegate authority to subcommittees when appropriate.

     8. The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     9. The Nominating & Governance Committee shall annually review its own performance.

                                                                       EXHIBIT D



                         PHILLIPS-VAN HEUSEN CORPORATION
                             2003 STOCK OPTION PLAN
                       (AS AMENDED THROUGH APRIL 9, 2004)


     1. Purpose. The purposes of the 2003 Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, Phillips-Van Heusen Corporation (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (i) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (ii) options which are not incentive stock options ("non-qualified stock options") or (iii) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 at the time of the grant thereof.

     2. Effective Date of the Plan. The Plan became effective on May 1, 2003.

     3. Stock Subject to Plan. 5,400,000 of the authorized but unissued shares of the common stock, $1.00 par value, of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

     4. Administration.

     (a) Except as otherwise provided in Section 4(b), the Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-qualified stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

     (b) The Chairman of the Board or, if the Chairman is not an executive officer of the Company, the Chief Executive Officer of the Company or other executive officer of the Company designated by the Committee who is also a director (the Chairman, Chief Executive Officer or other designated executive officer being referred to as the "Designated Director") may administer the Plan with respect to employees of the Company or a Subsidiary (i) who are not officers of the Company subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) whose compensation is not, and in the judgment of the Designated Director may not be reasonably expected to become, subject to the provisions of Section 162(m) of the Code. The authority of the Designated Director and Options granted by the Designated Director shall be subject to such terms, conditions, restrictions and limitations as may be imposed by the Board, including, but not limited to, a limit on the aggregate number of shares of Common Stock subject to Options that may be granted in any one calendar year by the Designated Director to all such employees of the Company and its Subsidiaries and a maximum number of shares that may be subject to Options granted under the Plan in any one calendar year to any single employee by the Designated Director. Unless and until the Board shall take further action, the maximum number of shares of Common Stock that may be subject to Options granted under the Plan, the Company's 1997 Stock Option Plan, 2000 Stock Option Plan and any other stock option plan then in effect in any one calendar year by the Designated Director shall be 100,000 in the aggregate and the maximum number of shares of Common Stock that may be subject to Options granted under the Plan, the Company's 1997 Stock Option Plan, 2000 Stock Option Plan and any other stock option plan then in effect in any one calendar year by the Designated Director to any single employee shall be 5,000 in the aggregate. Any actions duly taken by the Designated Director with respect to the grant of Options to such employees shall be deemed to have been taken by the Committee for purposes of the Plan.

     5. Committee. The Committee shall consist of two or more members of the Board. It is intended that all of the members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, and "outside directors" within the contemplation of
Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Options to any person who shall not be an officer and/or director of the Company and who is not, and in the judgment of the Committee may not be reasonably expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member(s) of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

     6. Eligibility. An Option may be granted only to a key employee of the Company or a Subsidiary or to a director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary or to an independent consultant or advisor who renders services to the Company or a Subsidiary.

     7.   Option Prices.

     (a) The initial per share option price of any Option shall be the price determined by the Committee, but not less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date of grant.

     (b) For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of the Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.

     8. Option Term. Participants shall be granted Options for such term as the Committee shall determine, not in excess of 10 years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

     9. Limitations on Amount of Options Granted.

     (a) The aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     (b) No Participant shall, during any fiscal year of the Company, be granted Options under the Plan to purchase more than 1,600,000* shares of the Common Stock.

     10. Exercise of Options.

     (a) Except as otherwise determined by the Committee at the time of grant, a Participant may not exercise an Option during the period commencing on the date of the grant of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may (i) during the period commencing on the first anniversary of the date of the grant of an Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-quarter of the shares granted thereby, (ii) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise such Option with respect to one-half of the shares granted thereby, (iii) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise such Option with respect to three-quarters of the shares granted thereby and (iv) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the Option expires pursuant to the terms hereof, exercise such Option with respect to all of the shares granted thereby.




*    Proposed amendment. Current limitation is 1,200,000.

     (b) Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     (c) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, if the Committee shall in its sole discretion so determine at the time of the grant of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided further, however, that no portion of such payment may be made by delivering shares of the Common Stock acquired upon the exercise of an Option if such shares shall not have been held by the Participant for at least six months; and provided further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

     (d) The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

     (e) (1) Notwithstanding the provisions of Section 10(a) or the last sentence of Section 13, in the event that a Change in Control shall occur, then, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For the purposes of this Section 10(e), a "Change in Control" shall be deemed to occur upon (i) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by at least three-fourths of the directors of the Company who have been directors of the Company for at least two years, (ii) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation,
(iii) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by at least three-fourths of the directors of the Company who have been directors of the Company for at least two years, (iv) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors or (v) as defined in the Participant's employment agreement, if any, with the Company or a Subsidiary. For the purposes of this paragraph (1), (i) the term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person, (ii) the term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity and (iii) when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person."

     (2) In the event that a Change of Control shall occur, then, from and after the time of such event, neither the provisions of this Section 10(e) nor any of the rights of any Participant hereunder shall be modified or amended in any way.

     11. Transferability. (a) Except as otherwise provided in Section 11(b), no Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to such Participant may be exercised only by him or her.

     (b) A Participant may, with the prior approval of the Committee, transfer for no consideration an Option which is a non-qualified stock option to or for the benefit of the Participant's Immediate Family, a trust for the exclusive benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Participant's household (other than a tenant or employee).

     12. Termination of Employment or Service. Except as otherwise determined by the Committee, in the event a Participant leaves the employ or service, or ceases to serve as a director, of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his or her death or, in the case of Participant who shall be an employee or director, retirement, each Option theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately. Except as otherwise determined by the Committee, each other Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of (x) 90 days after the date of such Participant's termination of employment or cessation of service and (y) the date of termination specified in such Option. Notwithstanding the foregoing, except as otherwise determined by the Committee at the time of grant, if a Participant is terminated for cause (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. Except as otherwise determined by the Committee, in the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her retirement, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three years after the date of such retirement and the date of termination specified in such Option. Except as otherwise determined by the Committee, in the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his or her death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of three months after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option. For purposes of the foregoing, (a) the term "cause" shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, (iv) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries, or (v) as defined in the Participant's employment agreement, if any, with the Company or a Subsidiary and (b) the term "retirement" shall mean (I) the termination of a Participant's employment with the Company and all of the Subsidiaries (x) other than for cause or by reason of his or her death and (y) on or after the earlier to occur of (1) the first day of the calendar month in which his or her 65th birthday shall occur and (2) the date on which he or she shall have both attained his or her 55th birthday and completed 10 years of employment with the Company and/or the Subsidiaries or (II) the termination of a Participant's service as a director with the Company and all of the Subsidiaries (x) other than for cause or by reason of his or her death and (y) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

     13. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Section 9(b) shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Common Stock referred to in
Section 9(b), the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Section 9(b), such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in Section 10(e) and the second sentence of this
Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.

     14. Purchase for Investment, Withholding and Waivers. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine. In the case of each non-qualified stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine.

     15. No Stockholder Status. Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

     16. No Restrictions on Corporate Acts. Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     17. No Employment Right. Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

     18. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13), or change the class of persons eligible to participate in the Plan, or change the manner of determining the option prices. Except as otherwise provided in Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option. The Committee may not, without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders, amend any outstanding Option to reduce the option price, or cancel any outstanding Option and contemporaneously award a new Option to the same optionee for substantially the same number of shares at a lower option price.

     19. Expiration and Termination of the Plan. The Plan shall terminate on April 30, 2013 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

     20. Options for Outside Directors.

     (a) A director of the Company who is not an employee of the Company or a Subsidiary and who is not a director elected solely by the holders of the Company's Series B convertible preferred stock (an "Outside Director") shall be eligible to receive, in addition to any other Option which he or she may receive pursuant to Section 6, an annual Option. Except as otherwise provided in this Section 20, each such Option shall be subject to all of the terms and conditions of the Plan.

     (b) (i) At the first meeting of the Board immediately following each Annual Meeting of the Stockholders of the Company, each Outside Director shall be granted an Option, which shall be a non-qualified stock option, to purchase 10,000 shares of the Common Stock. Notwithstanding the foregoing, an Outside Director may not receive a grant under this Section 20 for any year if and to the extent such Outside Director receives a grant of options to purchase Common Stock under any other Company stock option plan then in effect solely for his or her services as a director of the Company for such year and the aggregate number of shares of Common Stock issuable upon the exercise of all such options granted for such year would exceed 10,000.

     (ii) The initial per share option price of each Option granted to an Outside Director shall under this Section 20 be equal to the fair market value of a share of the Common Stock on the date of grant.

     (iii) The term of each Option granted to an Outside Director shall be ten years from the date of the granting thereof.

     (iv) All or any portion of the payment required upon the exercise of an Option granted to an Outside Director may be made in kind by the delivery of shares of the Common Stock having a fair market value equal to the portion of the option price so paid; provided, however, that no portion of such payment may be made by delivering shares of the Common Stock acquired upon the exercise of an Option if such shares shall not have been held by such Outside Director for at least six months; and provided further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by such Outside Director to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Outside Director, all or any portion of the shares of the Common Stock issuable upon such exercise.

     (c) The provisions of this Section 20 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are not Outside Directors.

                                                                       EXHIBIT E

                                                             DATE: MARCH 2, 2004

                         PHILLIPS-VAN HEUSEN CORPORATION

                       AUDIT COMMITTEE PRE-APPROVAL POLICY


I.   STATEMENT OF PRINCIPLES

The Audit Committee is required, pursuant to its Charter and applicable law, to pre-approve the audit and non-audit services performed by the outside auditing firm in order to assure that the provision of such services do not impair the outside auditing firm's independence. Unless a type of service to be provided by the outside auditing firm has received general pre-approval in accordance with
Section 10A of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, it will require specific pre-approval by the Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Committee will review this policy, including the list of pre-approved services, at the same time as it reviews its Charter.

II.  DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members as provided in the Audit Committee Charter. Pursuant to the requirements of the Audit Committee Charter, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next meeting. The Committee cannot delegate to management its responsibilities to pre-approve services performed by the outside auditing firm.

III. AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

IV.  AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the outside auditing firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the outside accounting firm. All audited-related services must be pre-approved.

V.   TAX SERVICES

The Audit Committee believes that the outside accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence. However, the Committee will not permit the retention of the outside accounting firm in connection with a transaction initially recommended by the outside accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. All tax services must be separately pre-approved by the Committee.

VI.  ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services that it believes are routine and recurring services, and would not impair the independence of the auditor. All such services must be separately pre-approved by the Audit Committee.

A list of the prohibited non-audit services under Section 10A of the Exchange Act is attached to this policy as Exhibit 1. The Security and Exchange Commission's rules and relevant guidance should be consulted to determine the precise definitions of these and all other services, the applicability of exceptions to certain of the prohibitions and the parameters and scope of pre-approval decisions.

VII. PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the outside accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII. SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the outside accounting firm will provide detailed back-up documentation requested by the Audit Committee regarding the specific services to be provided.

IX.  PROCEDURES

Requests to provide services that require separate approval by the Audit Committee will be submitted to the Committee (or the members of the Committee to whom pre-approval authority has been delegated) by the Chief Financial Officer, Controller or other appropriate financial officer. The presenting officer should be prepared to explain both the purpose of the service and whether, in their view, the request is consistent with the SEC's rules on auditor independence.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         PHILLIPS-VAN HEUSEN CORPORATION

                               200 Madison Avenue
                          New York, New York 10016-3903


     BRUCE J. KLATSKY and MARK WEBER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 15, 2004, and any adjournments thereof, on the matters printed on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED:

     o    FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR

     o FOR THE APPROVAL OF THE AMENDMENT TO INCREASE THE MAXIMUM ANNUAL GRANT UNDER THE COMPANY'S 2003 STOCK OPTION PLAN; AND

     o    FOR THE APPOINTMENT OF AUDITORS.





                      (Continued, and to be dated and signed on the other side.)

                                                 PHILLIPS-VAN HEUSEN CORPORATION
                                                 P.O. BOX 11287
                                                 NEW YORK, NEW YORK 10203-0287

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 BELOW:

1. Election of the nominees for   FOR all nominees  |_|  WITHHOLD AUTHORITY to               |_|    EXCEPTIONS*  |_|
   director listed below:         listed below           vote for all nominees listed below

NOMINEES: EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC GROSMAN,
          BRUCE J. KLATSKY, HARRY N.S. LEE, BRUCE MAGGIN, PETER J. SOLOMON AND MARK WEBER

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*  Exceptions___________________________________________________________________


2. Approval of the amendment to increase the maximum annual grant under the
   Company's 2003 Stock Option Plan                                            FOR |_|             AGAINST |_|          ABSTAIN |_|

3. Appointment of auditors.                                                    FOR |_|             AGAINST |_|          ABSTAIN |_|

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                                                                              Address change
                                                                                                              and/or comments   |_|

                                                                        Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate
                                                                        name, by duly authorized officer. If shares are held
                                                                        jointly, each stockholder named should sign.

                                                                        Dated:  ____________________________ , 2004

                                                                        ____________________________________________
                                                                                   Signature

                                                                        ____________________________________________
                                                                                   Signature, if held jointly


To vote, fill in (x) with black or blue ink only. |X|